Exhibit 99.1

inContact Reports Record Third Quarter 2014 Financial Results

•	Total software segment revenues of $26.3 million, up 53% year-over-year

•	Consolidated revenue of $44.2 million, up 37% year-over-year

•	SaaS bookings at record levels, up 41% over 3rd quarter of prior year

SALT LAKE CITY – November 10, 2014 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported record financial results for the third quarter ended September 30, 2014.

Said Paul Jarman, inContact CEO, “I’m pleased to announce the strongest results in the company’s history with record SaaS bookings, revenues and new implementations during the quarter. SaaS bookings increased 41% year over year in estimated annual contract value. We closed 99 total contracts, 54 with new customers and 45 expansion deals. Our win rate in competitive opportunities is over 60%, and we achieved an all-time high in newly implemented contract value. inContact is the only proven cloud provider in a rapidly expanding market, and we will leverage every advantage to lengthen our lead, as companies of all sizes across a wide variety of industries select our award-winning cloud platform.”

Revenue

Software segment revenue totaled $26.3 million for the quarter ended September 30, 2014, an increase of 53% from $17.1 million in Q3 2013. Combined software and software-related network connectivity revenue for the quarter ended September 30, 2014 was $41.7 million, an increase of 43% from $29.2 million for the quarter ended September 30, 2013. Approximately 86% of Network connectivity segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended September 30, 2014 was $44.2 million versus $32.2 million for the same period in 2013, an increase of 37%.

For the nine months ended September 30, 2014, Software segment revenue totaled $70.5 million, an increase of 42% from $49.5 million for the same period in 2013. For the nine months ended September 30, 2014, Network connectivity segment revenue totaled $51.9 million, an increase of 14% from $45.5 million for the same period in 2013.

Gross Margin

Software segment gross margin for the quarter ended September 30, 2014 was 54% versus 59% for the same period in 2013. Software segment gross margin in 2014 was impacted by increased depreciation and amortization, primarily related to the Uptivity acquisition. Excluding non-cash charges, non-GAAP Software segment gross margin was 70% for the third quarter of 2014, versus 71% in the third quarter of 2013. Third quarter 2014 Network connectivity segment gross margin was 37% versus 36%.

Consolidated gross margin percentage was 47% in the third quarter of 2014 compared to 48% for the same period in 2013. Excluding non-cash charges, consolidated gross margin was 57% for the third quarter 2014 compared to 55% for the same period in 2013.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”), without acquisition-related adjustments, was $2.2 million for the third quarter of 2014. Adjusted EBITDA for the third quarter of 2014, with acquisition-related adjustments was $993,000 versus $1.6 million during the same period in 2013. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below). Results for the three and nine months ended September 30, 2013 reflect the immaterial restatement of General and Administrative expenses.

Net Loss

Net loss for the quarter ended September 30, 2014 was $6.7 million, or ($0.11) per share (basic and diluted), as compared to a net loss of $2.8 million or ($0.05) per share (basic and diluted) for the same period in 2013. The increase in net loss was is principally attributable to increased amortization and stock based compensation charges of $3.2 million, principally related to the Uptivity acquisition.

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our third quarter 2014 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1906

International: + 1-785-424-1825

Conference ID#: INCONTACT

An audio file of the call will be available after November 10, 2014 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until November 17, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay Pin Number: 1233202

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$31,085	$49,148
Restricted cash	81	81
Accounts and other receivables, net of allowance for uncollectible accounts of $1,652 and $2,203, respectively	23,267	18,682
Other current assets	7,516	4,360

Total current assets	61,949	72,271

Property and equipment, net	33,924	23,716
Intangible assets, net	26,103	3,971
Goodwill	39,432	6,563
Other assets	1,905	1,540

Total assets	$163,313	$108,061

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$11,950	$9,696
Accrued liabilities	11,133	8,772
Accrued commissions	2,697	2,072
Current portion of deferred revenue	6,737	2,440
Current portion of debt and capital lease obligations	3,704	3,461

Total current liabilities	36,221	26,441

Long-term debt and capital lease obligations	13,885	4,580
Deferred rent	37	487
Deferred tax liability	795	232
Deferred revenue	4,861	3,981

Total liabilities	55,799	35,721

Total stockholders’ equity	107,514	72,340

Total liabilities and stockholders’ equity	$163,313	$108,061

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and COMPREHENSIVE LOSS (Unaudited)

(in thousands, except per share data)

	Three months		Nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013

Net revenue:
Software	$26,286	$17,133	$70,493	$49,490
Network connectivity	17,909	15,106	51,867	45,477

Total net revenue	44,195	32,239	122,360	94,967

Costs of revenue:
Software	12,018	7,078	30,486	19,857
Network connectivity	11,316	9,693	33,009	29,336

Total costs of revenue	23,334	16,771	63,495	49,193

Gross profit	20,861	15,468	58,865	45,774

Operating expenses:
Selling and marketing	13,541	9,574	36,602	27,004
Research and development	6,316	3,043	15,554	8,778
General and administrative	7,500	5,550	20,525	15,924

Total operating expenses	27,357	18,167	72,681	51,706

Loss from operations	(6,496)	(2,699)	(13,816)	(5,932)
Other income (expense):
Interest expense	(83)	(88)	(278)	(238)
Other income (expense)	1	1	(148)	(24)

Loss before income taxes	(6,578)	(2,786)	(14,242)	(6,194)
Income tax benefit (expense)	(106)	(41)	9,262	(90)

Net loss and comprehensive loss	$(6,684)	$(2,827)	$(4,980)	$(6,284)

Net loss per common share:
Basic and diluted	$(0.11)	$(0.05)	$(0.09)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	60,429	55,317	58,448	54,375

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(4,980)	$(6,284)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	5,447	4,469
Amortization of software development costs	4,300	3,475
Amortization of intangible assets	2,316	270
Amortization of note financing costs	21	14
Interest accretion	3	5
Stock-based compensation	5,790	2,961
Loss on disposal of property and equipment	626	120
Write-off of contingent liability	(146)	—
Deferred income taxes	(9,368)	—
Changes in operating assets and liabilities:
Accounts and other receivables, net	(3,843)	(3,162)
Other current assets	(1,793)	(1,140)
Other non-current assets	(333)	(477)
Trade accounts payable	1,875	1,137
Accrued liabilities	(238)	279
Accrued commissions	(122)	612
Deferred rent	(145)	134
Deferred revenue	3,309	2,514

Net cash provided by operating activities	2,719	4,927

Cash flows from investing activities:
Payments made for deposits	(32)	(12)
Acquisition of assets	—	(2,746)
Acquisition of a business, net of cash acquired	(11,992)	(2,700)
Capitalized software development costs	(8,052)	(4,583)
Purchases of property and equipment	(10,920)	(3,365)

Net cash used in investing activities	(30,996)	(13,406)

Cash flows from financing activities:
Proceeds from exercise of options	2,009	6,475
Proceeds from sale of stock under employee stock purchase plan	566	326
Borrowings under revolving credit agreement	10,000	—
Borrowings under term loans	1,000	4,000
Payment of debt financing fees	(45)	(43)
Principal payments on debt and capital lease obligations	(3,154)	(2,504)
Purchase of treasury stock	(162)	—
Payments under the revolving credit agreement	—	(1,000)

Net cash provided by financing activities	10,214	7,254

Net decrease in cash and cash equivalents	(18,063)	(1,225)
Cash and cash equivalents at the beginning of the period	49,148	48,836

Cash and cash equivalents at the end of the period	$31,085	$47,611

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity (formerly “Telecom”). The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three and nine months ended September 30, 2014 and 2013 were as follows (in thousands-unaudited):

	Three months ended September 30, 2014			Three months ended September 30, 2013
	Software	Network Connectivity	Consolidated	Software	Network Connectivity	Consolidated
Net revenue	$26,286	$17,909	$44,195	$17,133	$15,106	$32,239
Costs of revenue	12,018	11,316	23,334	7,078	9,693	16,771

Gross profit	14,268	6,593	20,861	10,055	5,413	15,468

Gross margin	54%	37%	47%	59%	36%	48%

Operating expenses:
Direct selling and marketing	12,087	856	12,943	8,227	847	9,074
Direct research and development	5,961	—	5,961	2,790	—	2,790
Indirect	7,615	838	8,453	5,447	856	6,303

Income (loss) from operations	$(11,395)	$4,899	$(6,496)	$(6,409)	$3,710	$(2,699)

	Nine months ended September 30, 2014			Nine months ended September 30, 2013
	Software	Network Connectivity	Consolidated	Software	Network Connectivity	Consolidated
Net revenue	$70,493	$51,867	$122,360	$49,490	$45,477	$94,967
Costs of revenue	30,486	33,009	63,495	19,857	29,336	49,193

Gross profit	40,007	18,858	58,865	29,633	16,141	45,774

Gross margin	57%	36%	48%	60%	35%	48%

Operating expenses:
Direct selling and marketing	32,401	2,546	34,947	22,750	2,786	25,536
Direct research and development	14,584	—	14,584	8,043	—	8,043
Indirect	20,389	2,761	23,150	15,248	2,879	18,127

Income (loss) from operations	$(27,367)	$13,551	$(13,816)	$(16,408)	$10,476	$(5,932)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net loss and comprehensive loss	$(6,684)	$(2,827)	$(4,980)	$(6,284)
Depreciation and amortization	4,651	2,868	11,917	8,214
Stock-based compensation	2,837	1,450	5,790	2,961
Interest income and expense, net	83	88	278	238
Income tax expense (benefit)	106	41	(9,262)	90

Adjusted EBITDA	$993	$1,620	$3,743	$5,219

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30, 2014		Three months ended September 30, 2013
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$20,861	47%	$15,468	48%
Depreciation and amortization	3,984	9%	2,181	7%
Stock-based compensation	217	1%	123	0%

Consolidated gross profit and margin, excluding non-cash charges	$25,062	57%	$17,772	55%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30, 2014		Three months ended September 30, 2013
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$14,268	54%	$10,055	59%
Depreciation and amortization	3,827	15%	1,976	11%
Stock-based compensation	214	1%	121	1%

Software segment gross profit and margin, excluding non-cash charges	$18,309	70%	$12,152	71%

On May 6, 2014, we acquired CallCopy, Inc., a Delaware corporation doing business as Uptivity (“Uptivity”). The below table provides a detail of the inContact and Uptivity operating results for the three months ended September 30, 2014 without consideration of all adjustments that give effect to events that are directly attributable to the acquisition of Uptivity. Also detailed in the table are the adjustments directly attributable to the acquisition of Uptivity.

This presentation is provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Condensed Consolidated Statement of Operations

to GAAP Condensed Consolidated Statement of Operations

(in thousands - unaudited)

	Three months ended September 30, 2014
	Non - GAAP					GAAP
	inContact	Uptivity	Combined	Adjustments		Consolidated
Net revenue:
Software	$21,902	$5,647	$27,549	$(1,263	) (A)	$26,286
Network connectivity	17,909	—	17,909	—		17,909

Total net revenue	39,811	5,647	45,458	(1,263)		44,195

Costs of revenue	20,981	1,200	22,181	1,153	(B)(C)	23,334

Gross profit	18,830	4,447	23,277	(2,416)		20,861

Total operating expenses	22,795	3,474	26,269	1,088	(C)	27,357

Income (loss) from operations	(3,965)	973	(2,992)	(3,504)		(6,496)
Total other income (expense)	(190)	2	(188)	—		(188)

Net income (loss)	$(4,155)	$975	$(3,180)	$(3,504)		$(6,684)

Adjusted EBITDA	$1,301	$955	$2,256	$(1,263	) (A)	$993

Adjustments Directly Attributable to the Acquisition of Uptivity

(A)	To record the resulting decrease in revenue as part of the fair value adjustment to Uptivity’s deferred revenue balances.
(B)	To record the increase in amortization expense associated with acquired intangible assets, based on the fair value of approximately $21.1 million. Customer relationships which have a useful life of 8 years are amortized using the double declining balance method. Other intangibles have useful lives of 5 or 7 years and are amortized using the straight line method.
(C)	To record the increased stock based compensation expense related to the issuance of inContact restricted stock and restricted stock awards granted to management and employees of Uptivity in exchange for outstanding unvested stock options in Uptivity and to retain key employees.

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with enterprise-class Network connectivity for a complete customer interaction solution. Winner of 2014 CRM Magazine Rising Star Award, in Cloud Contact Center Solutions, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Mariann McDonagh, inContact, Chief Marketing Officer, 801-320-3347, mariann.mcdonagh@inContact.com